Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


                                                                 Exhibit 10.30


         LICENSE, TECHNOLOGY TRANSFER AND TECHNOLOGY SERVICES AGREEMENT

      This License, Technology Transfer and Technology Services Agreement ("Agreement") is entered into as of February 2, 2000 (the "Effective Date"), by and between Dyax Corp., a Delaware corporation with principal offices located at One Kendall Square, Building 600, Suite 623, Cambridge, Massachusetts 02139 (together with its Affiliates (as defined below), "Dyax"), and Amgen Inc., a Delaware corporation, One Amgen Center Drive, Thousand Oaks, California 91320-1789 (together with its Affiliates, "Amgen").

                                   WITNESSETH:

      WHEREAS, Dyax possesses intellectual property and Know-How (as defined herein) related to the discovery of proteins, peptides and antibodies having novel binding properties using phage display, including certain Licensed Patents (as defined herein);

      WHEREAS, Amgen is engaged in the research, development and commercialization of human pharmaceutical products;

      WHEREAS, Amgen wishes for Dyax to transfer and license to Amgen the right to use certain Original Material (as defined herein) under the terms and conditions hereof;

      WHEREAS, Amgen wishes for Dyax to use its proprietary technology to construct New Material (as defined herein) which Dyax will license to Amgen for use under the terms and conditions hereof;

      WHEREAS, Amgen desires to obtain licenses from Dyax to use the Licensed Dyax Material and the Know-How, and to practice the inventions described in the Licensed Patents in the Field of Use (each as defined herein), and Dyax is willing to grant such licenses under the terms and conditions hereof.

      NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties hereto hereby agree as follows:

1.    DEFINITIONS

      1.1 "Affiliate" means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For the purposes of this definition, "control" shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through ownership of more than fifty percent (50%) of the voting securities of such Person, by contract or otherwise.

      1.2 "Amgen Patent" means any issued patent held by Amgen issuing from a patent application having as its earliest filing date a date no earlier than the Patent License Effective Date, which patent claims the generation, screening or use of any Fusion Protein or library displayed on any cell, spore or virus where such generation, screening or use (a) results in the identification or discovery of a Licensed Intermediate, and (b) the practice of which would, but for the licenses granted hereunder, infringe one or more claims of the Licensed Patents.

      1.3 "Amgen Property" shall have the meaning set forth in Section 3.4.

      1.4 "BLA" means a Biological License Application as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, as amended, and any filing under any successor laws and regulations.

      1.5 "Code" shall have the meaning set forth in Section 9.4(b).

      1.6 "Commercially Reasonable Efforts" means efforts and resources commonly used in the research-based pharmaceutical industry.

      1.7 "Completed New Material" shall have the meaning set forth in Section 4.2.

      1.8 "Confidential Information" shall mean all confidential and/or proprietary information, materials, Know-How, software and other data, both technical and nontechnical of a party which is disclosed by such party at any time during the term of this Agreement pursuant to or in furtherance of this Agreement, except that which the party receiving such Confidential Information can establish by competent evidence:

      (a) is or later becomes generally available to the public by use, publication or the like, through no fault of the receiving party, its officers, directors, agents or employees; or

      (b) is obtained from a third party without restriction who had legal right to disclose the same to the receiving party; or

      (c) the receiving party already possessed and obtained from a source other than the disclosing party prior to receipt thereof from the disclosing party; or

      (d) is independently developed by the receiving party without the use of Confidential Information belonging to the disclosing party as evidenced by the receiving party's written records.

      1.9 "Controls" or "Controlled" means possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

      1.10 "Default" means a Performance Default or a Representation Default.

      1.11 "Defaulting Party" shall have the meaning set forth in Section
9.3(a).

      1.12 "Field of Use" means all human therapeutic and prophylactic uses and the use of in vitro antibody diagnostics in connection with such human therapeutic and prophylactic uses; provided that such in vitro antibody diagnostics shall be limited to those that detect or diagnose a disease or condition indicated for any Licensed Products and are useful for Amgen's successful commercialization of the Licensed Products. The Field of Use shall not include any diagnostic uses other than as provided herein, or any purification or separations, agricultural, industrial enzymes or any other uses.

      1.13 "Fusion Protein" means any protein or peptide fused to an outer surface protein of any genetic package, such as a virus, spore or cell, which protein is capable of being displayed on the outer surface of such genetic package.

      1.14 "Improvement" means any improvement to any Original Material or New Material that constitutes an increase in the diversity of any library contained in such Original Material or New Material.

      1.15 "IND" means an Investigational New Drug application as defined in the U.S. Food, Drug and Cosmetic Act and the regulations thereunder, as amended, and any filing under any successor laws and regulations.

      1.16 "Insolvent Party" shall have the meaning set forth in Section 9.4(a).

      1.17 "Interim New Material" shall have the meaning set forth in Section
4.2.

      1.18 "Know-How" means all information actually disclosed by Dyax to Amgen, whether or not patentable, constituting materials, methods, processes, techniques, information and data relating to the Licensed Dyax Material, which information Dyax treats as proprietary to Dyax and which information is disclosed to Amgen in a clear writing as proprietary to Dyax.

      1.19 "Licensed Dyax Material" means the Original Material, the New Material, and any Improvements, but shall not include the Amgen Property.

      1.20 "Licensed Intermediate" means any Fusion Protein, which Fusion Protein is identified or discovered by Amgen's screening of the Licensed Dyax Material, or by Amgen's using any method and/or composition of matter other than the Licensed Dyax Material composition of matter, wherein the use of such method and/or composition of matter would infringe one or more claims of the Licensed Patents. By way of example and not of limitation, none of the following shall qualify as a "Licensed Intermediate" for purposes of this
Agreement: any Licensed Product; and any protein which is no longer fused to an outer surface protein of any genetic package.

      1.21 "Licensed Patents" means any and all patent applications, and all continuations, continuations-in-part, patents-of-addition and divisionals of such patent applications, and any patents that may issue based upon such patent applications, together with any Supplementary Protection Certificates or the equivalent thereof, reissues, reexaminations, renewals, certificates of invention, substitutions, confirmations, re-registrations, revalidations, restorations and extensions thereof, and all counterparts thereto in countries outside of the United States, all of which as of the Effective Date are listed in Exhibit A; provided, however, that "Licensed Patents" shall not include (a) the subject matter of Claim 66 of United States Patent No. 5,223,409 solely to the extent such subject matter does not exclude single chain antibodies nor (b) the subject matter of any claims of any continuation, continuation-in-part or divisional application of any Licensed Patent, solely to the extent such subject matter claims specific protein or peptide sequences, or nucleic acids thereof, that bind to a specific biological or molecular target (e.g., neutrophil elastase). Dyax shall keep Amgen currently informed in writing of any additions and amendments to Exhibit A.

      1.22 "Licensed Product" means any product in the Field of Use discovered, made or developed by Amgen that contains or incorporates a Licensed Intermediate or a protein or peptide from such Licensed
Intermediate, or modifications or portions thereof, which is no longer fused to an outer surface protein of any genetic package.

      1.23 "Licensed Territory" means worldwide.

      1.24 "Milestone Event" shall have the meaning set forth in Section 6.1(b).

      1.25 "Milestone Payment" shall have the meaning set forth in Section
6.1(b).

      1.26 "NDA" means a New Drug Application as defined in the U.S. Food, Drug and Cosmetic Act and the regulations thereunder, as amended.

      1.27 "New Material" means the phage display library and related reagents and protocols designed and constructed by Dyax to Amgen's specifications as set forth in Exhibit B. New Material shall include the Interim New Material and the Completed New Material.

      1.28 "Non-Defaulting Party" shall have the meaning set forth in Section 9.3(a).

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      1.29 "Notice of Default" shall have the meaning set forth in Section
9.3(a).

      1.30 "Original Material" means Dyax's proprietary ************* phage display libraries and related reagents and protocols set forth in Exhibit C.

      1.31 "Patent License Effective Date" means February 12, 1999.

      1.32 "Patent Rights" means patent applications, patents issuing thereon and any extensions or restorations by existing or future extension or restoration mechanisms, including without limitation Supplementary Protection Certificates or the equivalent thereof, renewals, continuations, continuations-in-part, divisionals, patents-of-addition, certificates of invention, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations and/or reissues of any patent, and any foreign counterparts thereof.

      1.33 "Performance Default" shall have the meaning set forth in Section 9.3(a).

      1.34 "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization, or any other entity, or a government or any department or agency thereof.

      1.35 "Representation Default" shall have the meaning set forth in Section 9.3(a).

      1.36 "Term" means the term of this Agreement, as set forth in Section 9.1.

      1.37 "Third Party" means any Person that is not an Affiliate of Amgen or Dyax.

2.    REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of Dyax.

      (a) Corporate Power. Dyax is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

      (b) Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Dyax, and the person executing this Agreement on behalf of Dyax has been duly authorized to do so by all requisite corporate action.

      (c) Binding Agreement; No Conflict. This Agreement is and shall be a legal and valid obligation binding upon Dyax, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Dyax, and the granting of the licenses to Amgen hereunder, do not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

or other agency having jurisdiction over it.

      (d) Grant of Rights. Dyax has not, and will not during the Term, grant any right to any Third Party which would conflict with the rights granted to Amgen and its Affiliates hereunder.

      (e) Validity. Dyax is aware of no action, suit or inquiry or investigation instituted by any United States federal or state governmental agency which questions or threatens the validity of this Agreement or the Licensed Patents.

      (f) Licensed Patents. Subject to non-exclusive licenses granted to Third Parties, Dyax possesses the exclusive right, title and interest in and to the Licensed Patents in the Field of Use in the Licensed Territory, all of which are as of the Patent License Effective Date and as of the Effective Date unencumbered by any lien, security interest, or other right or claim of any Third Party. The Licensed Patents include all Patent Rights owned or Controlled by Dyax as of the Patent License Effective Date and as of the Effective Date
*************.

      (g) Licensed Dyax Material and Know-How. Subject to non-exclusive licenses granted to Third Parties, Dyax exclusively owns the Licensed Dyax Material and the Know-How in the Field of Use, all of which are as of the Effective Date unencumbered by any lien, security interest, or other right or claim of any Third Party. To the best of Dyax's knowledge after due inquiry, the Licensed Dyax Material and Know-How do not infringe any Patent Rights of a Third Party and there are no pending patent applications of any Third Party that if issued would be infringed by Amgen's use of any of the Licensed Dyax Material or Know-How as licensed hereunder.

      2.2 Representations and Warranties of Amgen.

      (a) Corporate Power. Amgen is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

      (b) Due Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Amgen, and the person executing this Agreement on behalf of Amgen has been duly authorized to do so by all requisite corporate action.

      (c) Binding Agreement. This Agreement is and shall be a legal and valid obligation binding upon Amgen, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Amgen does not conflict with any agreement or instrument to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

3.    GRANT OF LICENSE; AMGEN PROPERTY

      3.1 Patent License Grant. Subject to the terms and limitations of this Agreement, Dyax hereby grants to Amgen as of the Patent License Effective Date a non-exclusive license in the Licensed Territory under the Licensed Patents to make, develop

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

and use Licensed Intermediates in the Field of Use and to make, have made, use, sell, offer for sale and import Licensed Products in the Field of Use, without the right to sublicense. Notwithstanding the foregoing restriction on sublicense of the Licensed Patents, no provision of this Agreement shall be deemed to restrict Amgen's ability to license, sublicense, assign or otherwise transfer any or all of its rights in or to any Licensed Product or any other Amgen Property.

      3.2 Technology License Grant. Dyax hereby grants to Amgen a non-exclusive license in the Licensed Territory to the Licensed Dyax Material and the Know-How to make, develop and use Licensed Intermediates in the Field of Use and to make, have made, use, sell, offer for sale and import Licensed Products in the Field of Use, without the right to sublicense. Notwithstanding the foregoing restrictions on sublicense of the Licensed Dyax Material and Know-How no provision of this Agreement shall be deemed to restrict Amgen's ability to license, sublicense, assign or otherwise transfer any or all of its rights in or to any Licensed Product or any other Amgen Property.

      3.3 Ownership of Licensed Dyax Material; Reservation of Rights. Dyax is and shall remain the owner of all Licensed Dyax Material and the Know-How, subject to the rights granted to Amgen set forth in this Agreement. All rights to the Licensed Patents, the Licensed Dyax Material and the Know-How not expressly granted under this Agreement, as well as to any other Dyax proprietary phage display library and to Dyax Patent Rights other than the Licensed Patents, are reserved to Dyax, including the right to grant the same rights to any Third Party as Dyax has granted to Amgen hereunder. Amgen shall provide Dyax with samples of any Improvements discovered by Amgen in the course of its use of the Licensed Dyax Material.

      3.4 Amgen Property. Amgen shall solely and exclusively own all Licensed Products, Licensed Intermediates (to the extent any such Licensed Intermediate was not identified or discovered by Amgen's use of the Licensed Dyax Material or any other Dyax proprietary phage display library), other pharmaceutical or therapeutic products or candidates made, discovered, derived or developed by Amgen in connection with or resulting from Amgen's use of the Licensed Dyax Material or the Know-How or Amgen's use of any method or composition of matter, the use of which would, but for the licenses granted hereunder, infringe one or more claims of the Licensed Patents, including but not limited to, individual nucleic acids encoding protein binding domains (including antibodies) and peptides, individual purified protein binding domains (including antibodies) and peptides, other substances, cell lines, data, essays, compounds, substrates, cell lines, data, assays, compounds, substrates, reagents, materials, leads, technology, information and the like resulting from Amgen's research programs, all of which shall be owned exclusively by Amgen without restriction (collectively, the "Amgen Property"), and Dyax, its officers, directors, employees, agents and consultants shall have no rights, claims or interests whatsoever (including but not limited to Amgen's Patent Rights and any other intellectual property rights) in or to the Amgen Property, nor any rights in relation to any Amgen Property except as expressly provided in Section 3.5.

      3.5 Amgen Covenant Not to Sue. Subject to the terms and limitations of this Agreement, Amgen agrees that it will not assert against Dyax in any court any claims for infringement under any claims in any Amgen Patent which Dyax would otherwise infringe in practicing during the Term the claimed subject matter of the Licensed Patents. The foregoing covenant not to sue is non-exclusive and is personal to Dyax, and shall not be assignable or transferable (including without limitation by license or sublicense) in whole or in part to any Third Party, except as expressly permitted in Section 10.5. By way of clarification and not of limitation, the foregoing covenant shall not include any claims contained in any issued patent which claim any Licensed Product or any other therapeutic product.

4.    DYAX DELIVERABLES

      4.1 Original Material. Within ************* of the Effective Date, Dyax shall deliver to Amgen the Original Material set forth on Exhibit C.

      4.2 New Material. Dyax shall construct the New Material in accordance with the specifications set forth in Exhibit B and the timeline set forth in this
Section 4.2. Dyax agrees to devote Commercially Reasonable Efforts to complete construction of the New Material in accordance with the foregoing specifications and timeline. During the course of the work, Dyax representatives shall consult with Amgen representatives upon the request of Amgen in order to facilitate the exchange of

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

information relating to the work being performed by Dyax. Dyax shall deliver to Amgen ************* as set forth in Exhibit B, *************. Dyax shall deliver to Amgen the completed New Material (collectively, the "Completed New Material") as set forth in Exhibit B, *************. The work being performed by Dyax shall be deemed complete *************.

      4.3 Related Technology and Technology Services. During the Term, Dyax shall provide the following to Amgen:

      (a) ************* on such dates as may be mutually determined by Dyax and Amgen, at a cost of *************, plus all reasonable travel and reasonable out-of-pocket expenses of such scientist; and

      (b) In addition to the services described in Section 4.3(a), telephone and remote technical support required by Amgen in its use of the Licensed Dyax Material ************* set forth in Section 4.1, as requested from time to time by Amgen, at a cost of *************; and

      (c) Such additional training and telephone and remote technical support with respect to the New Material as the parties may subsequently agree in writing, at a cost of *************; and

      (d) *************.

5.    DEVELOPMENT AND COMMERCIALIZATION

      5.1 Development. Amgen, in its sole discretion, will make all decisions relating to the development of Licensed Products including, but not limited to, all decisions relating to the research, pre-clinical development and clinical development of Licensed Products.

      5.2 Commercialization. Amgen, in its sole discretion, will make all decisions relating to the commercialization of Licensed Products including, but not limited to, all decisions relating to the promotion, advertising, marketing and pricing of Licensed Products.

6.    AMGEN PAYMENTS

      6.1 Patent License Payments. In consideration of the license under the Licensed Patents granted by Dyax to Amgen pursuant to Section 3.1:

      (a) Within ************* after the Effective Date, Amgen shall pay to Dyax a ************* license fee *************; and

      (b) Within ************* days after the occurrence of each of the following events (each, a "Milestone Event") with respect to a Licensed Product *************, Amgen will make the following milestone payments (each, a "Milestone Payment") to Dyax:

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

      Milestone Event                              Milestone Payment
      ---------------                              -----------------

      *************                                  *************

      *************                                  *************

      *************                                  *************

      Notwithstanding the foregoing, a Milestone Payment shall only be due and payable *************.

      (c) Amgen shall not be obligated to make any Milestone Payment under
Section 6.1(b) more than once with respect to any Licensed Product, and upon the making of all Milestone Payments with respect to any Licensed Product Amgen shall have a fully paid-up, unrestricted license under the Licensed Patents to make, have made, use, sell, offer to sell and import such Licensed Product in the Field of Use in the Licensed Territory, without the right to sublicense any of the Licensed Patents or any of the Licensed Intermediates that are not Amgen Property. No provision of this Agreement shall be deemed to restrict Amgen's ability to license, sublicense, assign or otherwise transfer any or all of its rights in or to any Licensed Product or any other Amgen Property.

      (d) Amgen shall not be obligated to make any Milestone Payment under
Section 6.1(b) *************, Amgen shall have a fully paid-up, unrestricted license under the Licensed Patents to make, have made, use, sell, offer to sell and import all Licensed Products in the Field of Use in the Licensed Territory, without the right to sublicense any of the Licensed Patents or any of the Licensed Intermediates that are not Amgen Property. No provision of this Agreement shall be deemed to restrict Amgen's ability to license, sublicense, assign or otherwise transfer any or all of its rights in or to any Licensed Product or any other Amgen Property.

      6.2 Technology Payments. In consideration of the license pursuant to
Section 3.2 with respect to the Original Material, and the deliverables provided to Amgen pursuant to Section 4.1, Amgen shall pay Dyax the sum ******** within fifteen (15) days following the date Amgen receives from Dyax the Original Material as provided in Section 4.1. In consideration of the license pursuant to Section 3.2 with respect to the New Material, and the deliverables provided to Amgen pursuant to Section 4.2, Amgen shall pay Dyax the sum of Six Hundred Thousand Dollars ($600,000) payable as follows: Amgen shall pay Dyax the sum of ******** within fifteen (15) days following the Effective Date; Amgen shall pay Dyax the sum of ******** within thirty (30) days of Amgen's receipt of the Interim New Material in accordance with the specifications set forth on Exhibit B; and Amgen shall pay Dyax the sum of ******** within thirty (30) days of Amgen's receipt of the Completed New Material in accordance with the specifications set forth on Exhibit B.

      6.3 Payments in United States Dollars; No Additional Consideration. All payments due under this Agreement shall be made in United States dollars. The parties hereby agree that the payments set forth in Sections 6.1 and 6.2 constitute all payments due and payable under this Agreement, and that no additional consideration shall be payable by Amgen under this Agreement.

7.    CONFIDENTIALITY

      7.1 Non-Disclosure of Confidential Information. Except to the extent expressly authorized by this Agreement, neither party shall (i) disclose, publish or make available any Confidential Information disclosed to it by the other to any Third Party, nor to any employees who do not need to know or have access to such Confidential Information or (ii) transfer or otherwise use or exploit any such Confidential Information.

8.    INDEMNIFICATION

      8.1 Indemnification by Amgen. Amgen shall indemnify and hold Dyax, its officers, directors, employees and agents harmless from all liability, loss, damage and cost arising out of (a) any claim, demand, suit or other action of any nature brought by any Third Party (other than claims by any Third Party relating to infringement of Third Party Patent Rights as provided in Section 2.1(g)) arising out of the using of the Licensed Dyax Material or the Know-How or the making, having made, using, selling, offering to sell or importing of Licensed Products by, on behalf of, or under authority of, Amgen or (b) any representation or warranty by Amgen set forth herein being untrue in any material respect when made or material breach or material default by Amgen of any of its obligations hereunder. Dyax will notify Amgen in the event it becomes aware of a claim for which indemnification may be sought hereunder. Notwithstanding the foregoing, no Person shall be entitled to indemnification under this Section 8.1 against any liability, damage, cost (including reasonable attorneys' fees) or expense arising out of Dyax's negligence, recklessness or willful misconduct.

      8.2 Indemnification by Dyax. Dyax shall indemnify and hold Amgen, its officers, directors, employees and agents harmless from all liability, loss, damage and cost arising out of (a) any claim, demand, suit or other action of any nature brought by any Third Party arising out of the making, having made, using, selling, offering to sell, licensing, offering to license or importing of the Licensed Dyax Material or the Know-How or the practice of the claimed subject matter of the Licensed Patents by, on behalf of, or under authority of, Dyax or any Third Party licensee of Dyax or (b) any representation or warranty by Dyax set forth herein being untrue in any material respect when made or material breach or material default by Dyax of any of its obligations hereunder. Amgen will notify Dyax in the event it becomes aware of a claim for which indemnification may be sought hereunder. Notwithstanding the foregoing, no Person shall be entitled to indemnification under this Section 8.2 against any liability, damage, cost (including reasonable attorneys' fees) or expense arising out of Amgen's negligence, recklessness or willful misconduct.

      8.3 Dyax Disclaimer of Warranties. Nothing in this Agreement shall be construed as a warranty or representation by Dyax that Amgen's use of the Licensed Patents, the Licensed Dyax Material or the Know-How will result in the discovery of any Licensed Intermediate or any Licensed Product. EXCEPT AS SET FORTH IN SECTION 2.1 HEREOF, DYAX DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND WITH RESPECT TO THE LICENSED PATENTS, THE LICENSED DYAX MATERIAL AND THE KNOW-HOW, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THE WARRANTY OF NONINFRINGEMENT.

9.    TERM; TERMINATION

      9.1 Term. Subject to the provisions of Section 9.5, the Term shall commence as of the Effective Date and, unless terminated earlier pursuant to this Section 9, shall terminate upon the expiration of the last to expire of the Licensed Patents. Upon the expiration of the Term, Amgen shall have an unrestricted license to make, have made, use, sell, offer to sell and import all Licensed Products in the Field of Use in the Licensed Territory, subject to any outstanding payment obligations in accordance with Section 6.1. Notwithstanding the foregoing, this Agreement may be earlier terminated pursuant to Section 9.2.

      9.2 Termination of Agreement for Convenience. At any time during the Term, Amgen may, upon one hundred eighty (180) days written notice to Dyax, terminate this Agreement, subject to the provisions of Section 9.5.

      9.3 Default.

      (a) In the event any representation or warranty made hereunder by either party shall have been untrue in any material respect ("Representation Default") or upon any material breach or material default of an obligation of this Agreement by a party ("Performance Default"), the party not in default ("Non-Defaulting Party") must first give the other party ("Defaulting Party") written notice thereof ("Notice of Default"), which notice must state the nature of the Representation Default or Performance Default in reasonable detail and request the Defaulting Party cure such default within thirty (30) days. If the Defaulting Party shall dispute the existence, extent or nature of any default set forth in a Notice of Default, the parties shall use good faith efforts to resolve the dispute.

      (b) In the event of (i) a Representation Default by Dyax wherein the underlying facts shall not have been brought into conformity with the representation and warranty within the period set forth in Section 9.3(a) after receipt of a Notice of Default (or, if the underlying facts of such Representation Default cannot be brought into conformity within such period and, in the determination of Amgen, Dyax shall have failed to commence substantial remedial actions to bring such facts into conformity within such period and to diligently pursue the same) or (ii) a Performance Default by Dyax that shall not have been cured within the period set forth in Section 9.3(a) after receipt of a Notice of Default (or, if such Performance Default cannot be cured within such period and, in the determination of Amgen, Dyax shall have failed to commence substantial remedial actions to cure such Performance Default within such period and to diligently pursue the same), then upon such failure of Dyax to cure such Representation Default or Performance Default, Amgen (in addition to any other remedies which may be available to Amgen at law or equity), at its option, may terminate this Agreement. Upon such termination by Amgen, Amgen shall have an unrestricted license to make,

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

have made, use, sell, offer to sell and import all Licensed Products in the Field of Use in the Licensed Territory *************.

      (c) In the event of a Performance Default by Amgen that shall not have been cured within the period set forth in Section 9.3(a) after receipt of a Notice of Default (or, if such Performance Default cannot be cured within such period and, in the determination of Dyax, Amgen shall have failed to commence substantial remedial actions to cure such Performance Default within such period and to diligently pursue the same), Dyax (in addition to any other remedies which may be available to Dyax at law or equity), at its option, may terminate this Agreement, subject to the provisions of Section 9.5.

      9.4 Insolvency or Bankruptcy.

      (a) In addition to any other remedies available to it by law or in equity, either party may terminate this Agreement upon providing written notice to the other party (the "Insolvent Party"), in the event the Insolvent Party shall have become insolvent or bankrupt or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the Insolvent Party, or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the Insolvent Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the Insolvent Party, and any such event shall have continued for forty-five (45) days undismissed, unbonded and undischarged.

      (b) All rights and licenses granted under or pursuant to this Agreement by Amgen or Dyax are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "Code"), licenses of rights to "intellectual property" as defined under Section 101 of the Code. The parties agree that each party which shall be a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the Code, the party hereto which shall not be a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to them
(i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the party subject to such proceeding (or a trustee on behalf of the subject party) elects to continue to perform all of their obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the party subject to such proceeding upon written request therefor by the non-subject party.

      (c) In the event Dyax shall be the Insolvent Party and Amgen elects to terminate this Agreement pursuant to this Section 9.4, all rights and obligations other

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

than those which survive in accordance with Section 9.6 hereunder shall terminate, provided, however, Amgen shall retain all licenses granted herein
*************.

      9.5 Effect of Certain Terminations. Upon the earlier termination of this Agreement by Amgen pursuant to Section 9.2 or by Dyax pursuant to Section 9.3(c) or 9.4, the following rights and obligations shall apply:

      (a) Neither party hereto shall be released from any liability which, at the time of such termination, shall have already accrued to the other party or which shall be attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement; and

      (b) Amgen shall dispose of any unused Licensed Dyax Material and shall have the right to sell or otherwise dispose of any finished Licensed Products then on hand, and to manufacture, use and/or sell or otherwise dispose of any raw materials, work-in-process, finished goods, returned and repossessed goods, and materials of any kind, nature or description used in the manufacture of any Licensed Products subject to such terminated license then on hand; and

      (c) Sections 3.3, 3.4, 3.5, 6.1 and 10.9 and this Section 9.5, and the rights and obligations thereunder and hereunder, shall remain in full force and effect in accordance with their respective terms without termination or expiration except as expressly provided therein, and Sections 7 and 8 shall remain in full force and effect for a period of five (5) years following termination or expiration of this Agreement.

      9.6 Effect of Expiration or Certain Terminations. Upon the expiration of the Term or the earlier termination of this Agreement by Amgen pursuant to
Section 9.3(b) or 9.4, the following rights and obligations shall apply:

      (a) Neither party hereto shall be released from any liability which, at the time of such termination, shall have already accrued to the other party or which shall be attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement; and

      (b) Sections 3.2, 3.3, 3.4, 3.5, 6.1 and 10.9 and this Section 9.6, and the rights and obligations thereunder and hereunder, shall remain in full force and effect in accordance with their respective terms without termination or expiration except as expressly provided therein, and Sections 7 and 8 shall remain in full force and effect for a period of five (5) years following termination or expiration of this Agreement.

10.   MISCELLANEOUS

      10.1 Severability. If any provision in this Agreement is, for any reason, held to be void or of no effect, it shall not affect the validity of the remaining provisions of this Agreement, except in the case the absence of such void provision would make the entire Agreement unworkable.

      10.2 Governing Law. This Agreement shall be governed by the laws of the State of California, without reference to the conflicts of law principles thereof, and the patent laws of the United States of America. The parties hereto hereby consent to the jurisdiction and venue of the state and federal courts located in the State of California, notwithstanding the fact that either party may now be or hereafter become domiciled in a different state.

      10.3 Notices. All notices, requests, approval or consent, and other communications hereunder shall be deemed to have been sufficiently given if in writing and shall be personally delivered or sent by facsimile transmission (receipt verified), or by registered or certified mail (return receipt requested), postage prepaid, commercial overnight courier, in each case to the respective address specified below, or such other address as may be specified in writing to the other party hereto.

If to Amgen:                             If to Dyax:

Senior Vice President, Corporate         Chief Executive Officer
      Development, General Counsel       Dyax Corp.
      and Secretary                      One Kendall Square
Amgen Inc.                               Building 600
One Amgen Center Drive                   Suite 623
Thousand Oaks, CA  91320-1799            Cambridge, MA  02139
Facsimile: (805) 499-8011                Facsimile: (617) 225-2501

With Copy To:

Senior Vice President, Research

      10.4 Entire Agreement. This Agreement (including all Exhibits attached hereto, which are incorporated herein by reference) is a complete integration of the entire understanding of the parties with respect to its subject matter, and no prior representations, promises or understanding related to this subject matter, which are not incorporated in this Agreement shall be binding upon the parties.

      10.5 Assignment. This Agreement shall not be assignable by either party to any Third Party hereto without the written consent of the other party; provided, however, a party may assign this Agreement and all of its rights and obligations under this Agreement, without such consent, to an entity that acquires all or substantially all of its business or assets to which this Agreement pertains (including, with respect to Dyax, an entity that acquires all of the Licensed Patents), whether by merger, consolidation, reorganization, acquisition, sale or otherwise. Notwithstanding the restrictions in this Section 10.5, no provision of this Agreement shall be deemed to restrict Amgen's ability to sublicense any or all of its rights in or to any Licensed Product or any other Amgen Property. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, and the name of a party appearing herein shall be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 10.5 shall be void.

      10.6 Independent Contractors. The parties are independent contractors. This Agreement shall not be interpreted as making either party the agent, partner, joint venture or employee of the other. No association, combination or relation is created between the parties, except as expressly provided.

      10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.8 No Third-Party Beneficiaries. The parties specifically disavow any desire or intention to create a "third party" beneficiary contract, and specifically declare

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

that no Person, except for the parties and their permitted assigns, shall have any rights hereunder nor any right of enforcement hereof.

      10.9 Public Announcements. Except as otherwise required by law or regulation (and in such event only after compliance with the terms of this Section 10.9), neither party shall issue a press release or make any other disclosure of the existence or of the terms of this Agreement, or otherwise use the name or trademarks or products of the other party or the names of any employees thereof, without the prior approval of such press release or disclosure by the other party hereto. Each party shall submit any such press release or disclosure to the other party, and the receiving party shall have fifteen (15) days to review and approve any such press release or disclosure, which approval shall not be unreasonably withheld. If the receiving party does not respond within such fifteen (15) day period, the press release or disclosure shall be deemed approved. In addition if, in the reasonable opinion of such party's counsel, a public disclosure shall be required by law, regulation or court order, including without limitation in a filing with the United States Securities and Exchange Commission or the United States Food and Drug Administration, the disclosing party shall provide copies of the disclosure reasonably in advance of such filing or other disclosure for the nondisclosing party's prior review and comment, and the nondisclosing party shall provide its comments, if any, on such announcement as soon as practicable. Notwithstanding the foregoing, Amgen agrees that Dyax may include Amgen on a list that names Dyax licensees.

      IN WITNESS WHEREOF, the parties, having read the terms of this Agreement and intending to be legally bound, execute this Agreement effective the day and year first above written.

                        DYAX CORP., a Delaware corporation


                        By: /s/ L. Edward Cannon
                            --------------------------------------------------
                            L. Edward Cannon, Executive Vice President


                        AMGEN INC., a Delaware corporation


                        By: /s/ Lawrence M. Souza
                            --------------------------------------------------
                            Lawrence M. Souza, Senior Vice President, Research

                                    EXHIBIT A

                                Licensed Patents

================================================================================
                      Application/
      Country           Patent No.     Filing Date     Patent No.   Issue Date
      -------           ----------     -----------     ----------   ----------
--------------------------------------------------------------------------------
US                     07/664,989*          3/1/91     5,223,409       6/29/93
--------------------------------------------------------------------------------
US                           9,319         1/26/93     5,403,484        4/4/95
--------------------------------------------------------------------------------
US                      08/057,667         6/18/93     5,571,698       11/5/96
--------------------------------------------------------------------------------
US div                  08/415,922          4/3/95     5,837,500       11/17/98
--------------------------------------------------------------------------------
US div                  08/993,776        12/18/97
--------------------------------------------------------------------------------
US div                  09/192,067        11/16/98
--------------------------------------------------------------------------------
US div                  09/192,068        11/16/98
--------------------------------------------------------------------------------
PCT                     US89/03731          9/1/89
                     W09002809 pub         3/22/90
--------------------------------------------------------------------------------
EPO                    89/910702.3          9/1/89       436,597        4/2/97
                      EP436597 pub         7/17/91
--------------------------------------------------------------------------------
EPO div                96/112867.5          8/9/96       Allowed
                        768377 pub     4/16/97 pub
--------------------------------------------------------------------------------
Japan                     89510087          9/1/89
                   JP4502700 (pub)         5/21/92
--------------------------------------------------------------------------------
Canada                     610,176          9/1/89     1,340,288      12/29/98
--------------------------------------------------------------------------------
Ireland                  IR89/2834          9/4/89
--------------------------------------------------------------------------------
Israel                       91501          9/1/89         91501       6/11/98
--------------------------------------------------------------------------------
Israel                      3 divs         5/29/97
--------------------------------------------------------------------------------
PCT                     US92/01456         2/27/92
                   W09215677 (pub)         9/17/92
--------------------------------------------------------------------------------
EPO                    92/908057.0         2/27/92
--------------------------------------------------------------------------------
Canada                     2105300         2/27/92
--------------------------------------------------------------------------------
Japan                     92507558         2/27/92
--------------------------------------------------------------------------------
PCT                     US92/01539         2/28/92
                   W09215679 (pub)         9/17/92
================================================================================

================================================================================
EPO                    92/908799.7         2/28/92
--------------------------------------------------------------------------------
Canada                     2105303         2/28/92
--------------------------------------------------------------------------------
Japan                     92508216         2/28/92
--------------------------------------------------------------------------------
EPO                     99201558.6         5/18/99**
================================================================================

* CIP of US Serial No. 487,063 filed 3/2/90 which is a CIP of US Serial No. 240,160 filed 9/2/88. All Protein Engineering Corporation patent rights have been assigned to Dyax Corp.

** Application assigned to TargetQuest B.V., a wholly-owned subsidiary of Dyax Corp.

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                    EXHIBIT B

                                  New Material

                                  *************

Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                    EXHIBIT C

                                Original Material

                                  *************